Exhibit 107.1
Calculation of Filing Fee Table
424(b)(5)
(Form Type)
Star Bulk Carriers Corp.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common shares, par value $0.01 per share(1)	Rule 456(b) Rule 457(r) Rule 457(c)	33,171,514	$26.85	$63,084,580	0.0000927	$5,847.94
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$75,000,000		$5,847.94
	Total Fees Previously Paid					-		N/A
	Total Fee Offsets					-		$5,847.94
	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Star Bulk Carriers Corp.	F-3	333-230687	04/02/19		$5,847.94	Equity	Common shares, par value $0.01 per share	(3)	(3)
Fee Offset Sources	Star Bulk Carriers Corp.	F-3	333-197886	08/06/14			Equity	Common shares, par value $0.01 per share			$5,847.94
Fee Offset Sources	Star Bulk Carriers Corp.	F-3/A	333-197886	09/08/14			Equity	Common shares, par value $0.01 per share
Fee Offset Sources	Star Bulk Carriers Corp.	F-3/A	333-198832	02/05/15			Equity	Common shares, par value $0.01 per share
Fee Offset Sources	Star Bulk Carriers Corp.	F/3	333-219381	07/20/17			Equity	Common shares, par value $0.01 per share
Fee Offset Sources	Star Bulk Carriers Corp.	F-3	333-227538	09/26/18			Equity	Common shares, par value $0.01 per share
Fee Offset Sources	Star Bulk Carriers Corp.	F-3	333-230687	04/02/19			Equity	Common shares, par value $0.01 per share

(1)	The securities registered herein are offered pursuant to an automatic shelf registration statement on Form F-3 (Registration No. 333-264226) filed by Star Bulk Carriers Corp.

(2)
Calculated in accordance with Rule 457(r) and is made in accordance with Rule 456(b) under the Securities Act of 1933, as amended (the “Securities Act”). Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act. The proposed maximum offering price per unit is estimated to be $26.85, based on the average of the high and low prices of the common shares as reported on the New York Stock Exchange on April 6, 2022.

(3)
On April 8, 2022, the Registrant filed a Registration Statement on Form F-3 (Registration No. 333-264226) (the “2022 Registration Statement”) and, in accordance with Rules 456(b) and 457(r) under the Securities Act, deferred payment of the entire registration fee, except for $126,632 of unused filing fees (the “Unused Filing Fees”) previously paid with respect to unsold securities having an aggregate initial offering price of $17,889,450 previously registered on previously filed registration statements  on Form F-3 (File Nos. 333-197886, 333-198832, 333-227538 and 333-230687) filed with the Securities and Exchange Commission (the “Prior Registration Statements”). Offerings under this Prior Registration Statements were completed and, pursuant to Rule 457(p) under the Securities Act, the Unused Filing Fees will be applied to the fees payable pursuant to the 2022 Registration Statement and its related prospectus supplements on a pay-as-you-go basis. On April 8, 2022, the Registrant filed a prospectus supplement and offset filing fees then due by $6,952.50. As a result, a filing fee offset of $119,679.50 remains available to offset the current filing fee. The Registrant is offsetting the filing fee due under this prospectus supplement by $5,847.94, with $113,831.56 remaining to be applied to future filings from this fee offset source.